Exhibit 10.5

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EXECUTION COPY

AMENDED AND RESTATED

RESEARCH AND DEVELOPMENT AGREEMENT

among

EXELIXIS, INC.,

SYMPHONY EVOLUTION HOLDINGS LLC,

and

SYMPHONY EVOLUTION, INC.

Dated as of June 9, 2005

i

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10.	Confidentiality	13

	10.1 Confidentiality Agreement	13
	10.2 Permitted Disclosure of Information	13

11.	Options and Licensing	13

	11.1 Program Option	13
	11.2 Discontinuation Option	16
	11.3 Post-Term	17

12.	Representations and Warranties	17

	12.1 Exelixis Representations and Warranties	17
	12.2 Symphony Evolution Representations and Warranties	19

13.	Relationship Between Exelixis and Symphony Evolution	20

14.	Change of Control	20

15.	No Restrictions; Indemnification	21

	15.1 No Restrictions	21
	15.2 Indemnification	21

16.	Limitation of Liabilities	24

	16.1 Between the Parties	24
	16.2 Pursuant to the Management Services Agreement	25

17.	Term and Termination	25

	17.1 Term	25
	17.2 Termination for Exelixis’ Breach	26
	17.3 Termination for Symphony Evolution’s Breach	26
	17.4 Termination of License Agreement	26
	17.5 Survival	26

18.	Miscellaneous	26

	18.1 No Petition	26
	18.2 Notices	26
	18.3 Governing Law; Consent to Jurisdiction and Service of Process	28
	18.4 Third-Party Beneficiary	28
	18.5 Waiver of Jury Trial	28
	18.6 Entire Agreement	28
	18.7 Amendment; Successors; Assignment; Counterparts	29
	18.8 Severability	29

ii

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AMENDED AND RESTATED

RESEARCH AND DEVELOPMENT AGREEMENT

This AMENDED AND RESTATED RESEARCH AND DEVELOPMENT AGREEMENT (this “Agreement”) is entered into as of June 9, 2005 (the “Effective Date”) by and among EXELIXIS, INC., a Delaware corporation (“Exelixis”), SYMPHONY EVOLUTION, INC., a Delaware corporation (“Symphony Evolution”) (each of Exelixis and Symphony Evolution being a “Party,” and collectively, the “Parties”), and SYMPHONY EVOLUTION HOLDINGS LLC, a Delaware limited liability company (“Holdings”) (which shall be a Party to this Agreement solely with respect to Article 1 and Section 7.5). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A attached hereto.

PRELIMINARY STATEMENT

Exelixis and Holdings have entered into that certain Research and Development Agreement, dated as of June 9, 2005 (the “Research and Development Agreement”). Pursuant to this Agreement, Holdings desires to assign all of its rights and delegate its obligations under the Research and Development Agreement to Symphony Evolution, and Exelixis and Symphony Evolution desire to amend and restate the terms and conditions of the Research and Development Agreement.

In the Novated and Restated Technology License Agreement, Exelixis grants Symphony Evolution an exclusive license to develop and commercialize certain compounds. Symphony Evolution wishes for Exelixis to continue to develop such compounds. Symphony Evolution and Exelixis desire to establish, and agree on the responsibilities of, a Development Committee to oversee such development. Exelixis and Symphony Evolution further desire to comply with and perform certain agreements and obligations related thereto.

The Parties hereto agree as follows:

1.	Assignment. The Parties agree that from and after the Effective Date, all of the rights and obligations of Holdings under the Research and Development Agreement will be assigned and transferred to, and assumed by, Symphony Evolution.

2.	Overview of the Development. The Parties shall develop the Programs in a collaborative and efficient manner. The Parties shall engage in joint decision-making for the Programs as set forth in Articles 3 and 4. As between the Parties, Exelixis shall be the sole Party performing pre-clinical and clinical development, all scientific and technical services associated with such development, and patent work under the Programs, including all matters set forth in the Clinical Plan, and Symphony Evolution shall be responsible for all matters set forth in the Management Plan.

3.	Development Committee. The Parties shall establish and maintain a committee (the “Development Committee”) to oversee the development of the Programs. The Development Committee shall be established, operated and governed in accordance with

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the policies and procedures set forth in Annex B hereto (the “Development Committee Charter”). The Development Committee Charter may only be amended with the consent of the Development Committee and the approval of Symphony Evolution and Exelixis. In no event shall the Development Committee have the power to amend the terms of any Operative Documents.

4.	Development Plan and Development Budget.

4.1 Generally. The Parties have agreed to a Development Plan and Development Budget as of the Effective Date, which are attached hereto and incorporated herein as Annex C and Annex D, respectively. Such Development Plan consists of two (2) plans: (a) a plan that governs all clinical, scientific, technical, regulatory and patent work to be performed under the Operative Documents (the “Clinical Plan”), and (b) a plan that governs all other matters pertaining to Symphony Evolution (the “Management Plan”). The Clinical Plan includes without limitation (i) an outline of the clinical plan for each Program, (ii) all available Protocols for each Program, (iii) detailed synopses for each Program for which Protocols have not yet been developed, and (iv) outlines of non-clinical activities, key regulatory and quality activities, and CMC activities for each Program. The Development Budget consists of a budget for the Clinical Plan (the “Clinical Budget”) and a budget for the Management Plan (the “Management Budget”). The Clinical Budget is further divided into a separate budget for each Protocol, and shall include without limitation budget spreadsheets summarizing anticipated costs of engaging third party service providers for such Protocol and scope of Protocol-related work to be performed by such third parties. Notwithstanding the foregoing, the number of full-time equivalents (“FTEs”) to be dedicated to the Programs by Exelixis shall be specified in the Clinical Budget, by function and work responsibilities, on a Program by Program basis. All anticipated or actual expenditures of Symphony Evolution, including without limitation, compensation of members of the Symphony Evolution Board, are included in the Development Budget attached hereto as Annex D and will be continue to be included in any amendments thereof.

4.2 Amendments.

(a) Subject to Sections 5.1 and 8.3, all amendments of and, subject to Sections 5.1, 6.2 and 8.3, all deviations from the Development Plan and Development Budget shall be made in accordance with the procedures described in this Article 4 or the Management Services Agreement, as applicable, and the Development Committee Charter, including obtaining the approval of the Symphony Evolution Board.

(b) The Development Committee shall review the Development Plan and Development Budget [ * ] to determine whether any changes are needed and shall comply with all procedures required to amend the Development Plan or Development Budget to implement such changes.

(c) Notwithstanding anything in this Agreement to the contrary, if Exelixis desires to: (i) add a Protocol for which there is no detailed synopsis in the Clinical Plan; (ii) adopt a Protocol which materially deviates from its corresponding synopsis in the Clinical Plan; (iii) eliminate a Protocol (including for a Medical Discontinuation Event); (iv) pursue a new

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indication for a Program; (v) make any material change to the non-clinical activities or CMC activities described in the Program outlines; (vi) make any change in a Protocol that, based on Exelixis’ reasonable judgment, would result in a delay of more than [ * ] in the completion of a Protocol; (vii) make any material change in the entry criteria for a Protocol; (viii) make any change to the primary study endpoint of a Protocol; or (ix) make any change to other endpoints or outcome measures of a Protocol that, based on Exelixis’ reasonable judgment, is likely to materially affect the label, cost, feasibility or timeline of such Protocol, then it shall propose to the Development Committee that the Clinical Plan and, if applicable, the Clinical Budget be amended to reflect such change; provided, however that with respect to the adoption of a Protocol that materially deviates from its corresponding detailed synopsis, the Clinical Plan need only be amended to account for such material deviations. Subject to Section 4.3, Exelixis shall not implement any of the changes described in this Section 4.2(c) until the Clinical Plan and, if applicable, Clinical Budget are so amended.

(d) The Clinical Budget shall be periodically amended to account for any additional expenditures approved by a Development Committee Member appointed by Symphony Evolution (“Symphony Member”) in accordance with Section 8.3(b). If the Symphony Member denies an Exelixis additional expenditure request made pursuant to Section 8.3(b), the Development Committee shall convene an Ad Hoc Meeting as soon as practical thereafter to consider amending the Clinical Budget to include such additional expenditure.

(e) If Exelixis brings to the Development Committee’s attention a potential additional expenditure pursuant to Section 8.3(c), the Development Committee shall consider amending the Clinical Budget to include such additional expenditure at the next meeting of the Development Committee.

(f) A Protocol may only be discontinued or abandoned in the event that either (i) (A) a Medical Discontinuation Event arises in such Protocol or (B) the Parties mutually agree, based on scientific evidence (regardless of whether such evidence was generated by a Party or a third party), that [ * ] (a “Scientific Discontinuation Event”), or (ii) the Symphony Board, by unanimous vote, resolves to discontinue or abandon a Protocol. The Development Committee shall promptly thereafter amend the Clinical Plan to reflect such discontinuation or abandonment and amend the Clinical Budget to reallocate to any or all of the remaining Protocols the funds previously allocated to the discontinued or abandoned Protocol (with any funds not then allocated to another Protocol to be held for reallocation by the Development Committee at another time).

(g) A Program may only be discontinued or abandoned in the event that either (i) the Parties mutually agree to discontinue or abandon such Program based on a Medical Discontinuation Event or Scientific Discontinuation Event that arose in a Protocol in such Program, or (ii) the Symphony Board, by unanimous vote, resolves to discontinue or abandon such Program. The Development Committee shall promptly thereafter amend the Clinical Plan to reflect such discontinuation or abandonment and amend the Clinical Budget to reallocate to any or all of the remaining Programs the funds previously allocated to the discontinued or abandoned Program (with any funds not then allocated to be held for reallocation by the Development Committee at another time).

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(h) The Parties acknowledge that Exelixis has diligence obligations to GlaxoSmithKline with respect to the Products and Programs. To assure Exelixis’ fulfillment of such obligations, the activities set forth in the Clinical Plan (including any and all amendments thereto) shall always involve [ * ] develop Products. Such efforts shall include but not be limited to [ * ] such Product.

(i) The Clinical Plan shall never be amended in any manner that would require Exelixis or Symphony Evolution to perform any assignments or tasks in a manner that would violate any applicable law or regulation. In the event of a change in any applicable law or regulation, the Development Committee shall consider amending the Clinical Plan to enable Exelixis or Symphony Evolution (as the case may be) to comply fully with such law or regulation. If the Development Committee does not approve such an amendment, the affected Party shall be excused from performing any activity specified in the Clinical Plan that would violate or result in a violation of any applicable law or regulation.

4.3 Exelixis Funded Research. Each of Symphony Evolution and Exelixis hereby agrees that, until the end of the Term, Exelixis, using commercially reasonable methods, may expend its own funds to extend, increase, or otherwise modify, outside the scope of the Clinical Plan, the trials and development activities run by Exelixis, subject to the approval of the Development Committee (which approval shall not be withheld unless the Development Committee determines in good faith that such changes would have a material adverse effect on the development of the Program). Such additional Exelixis-supplied funds shall not be included in the calculations used to determine the Program Option Exercise Price (pursuant to Section 11.1 hereof) or the Purchase Price (pursuant to Section 2(b) of the Purchase Option Agreement). Exelixis agrees that the results of such research and development shall immediately become part of the Licensed Intellectual Property and shall thereafter be subject to the terms of the Operative Documents. Exelixis’ rights pursuant to this Section 4.3 are in addition to, and separate from, its rights pursuant to Sections 8.3(b) and 8.3(c).

5.	Regulatory Matters.

5.1 FDA Sponsor. Notwithstanding any governance provision contained herein or in any Operative Document, the Parties agree that, until the expiration of the unexercised Purchase Option, Exelixis shall be the FDA Sponsor for the Programs (except any Programs which were the subject of a Discontinuation Option that was not exercised by Exelixis). Exelixis shall have the responsibility and the authority to act as the sponsor and make those decisions and take all actions necessary to assure compliance with all regulatory requirements. Exelixis agrees to be bound by, and perform all obligations set forth in, 21 C.F.R. § 312 related to its role as the FDA sponsor for the Programs (the “FDA Sponsor”). Notwithstanding anything to the contrary in Article 4 or the Development Committee Charter, Exelixis may discontinue or modify any Program without the approval of the Development Committee or the Symphony Evolution Board in the event such actions are: (a) triggered by an event that is reportable to the FDA; and (b) reasonably necessary to avoid the imposition of criminal or civil liability.

5.2 Correspondence. Each Party hereto acknowledges that Exelixis shall be the Party responding to any regulatory correspondence or inquiry. However, each Party shall: (a) notify the other Parties promptly of any FDA or other governmental or regulatory inspection or

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inquiry concerning any study or project under the Programs, including, but not limited to, inspections of investigational sites or laboratories; and (b) forward to the other Parties copies of any correspondence from any regulatory or governmental agency relating to such a study or project, including, but not limited to, Form FD-483 notices and FDA refusal to file, action or warning letters, even if they do not specifically mention the other Parties. Symphony Evolution shall obtain the written consent of Exelixis, which consent will not be unreasonably withheld, before referring to Exelixis or its Affiliates in any regulatory correspondence, except to the extent that such reference is required by law or simply refers to the existence of this Agreement or any of the other Operative Documents. Exelixis shall be the Party responsible for responding to or handling any FDA or regulatory inspection. Exelixis shall notify the Development Committee (i) within twenty-four (24) hours of the commencement of a clinical hold for any Protocol, and (ii) concurrently with its submission to the FDA of any IND safety reports for the Programs.

5.3 Inspections. Each Party agrees that during an inspection by the FDA or other Regulatory Authority concerning any study or project under the Programs, it will not disclose information and materials that are not required to be disclosed to such agency without the prior consent of the other Parties, which consent shall not be unreasonably withheld. Such information and materials include, but are not limited to, the following: (a) financial data and pricing data (including, but not limited to, the budget and payment schedule); (b) sales data (other than shipment data); and (c) personnel data (other than data as to qualification of technical and professional persons performing functions subject to regulatory requirements).

5.4 Transfer of FDA Sponsorship.

(a) Within a reasonable time after the expiration of the unexercised Purchase Option and as of a date to be agreed upon by Symphony Evolution and Exelixis, Exelixis shall cease to act as the FDA sponsor for the Programs for which Exelixis has not exercised the Program Option or Discontinuation Option, and Exelixis and Symphony Evolution shall, at Symphony Evolution’s expense, take all actions necessary to effect the transfer of the Regulatory Files solely related to such Programs to Symphony Evolution or its designee in accordance with Section 2.7 of the Novated and Restated Technology License Agreement. In conjunction with such transfer, Exelixis shall assign to Symphony Evolution or its designee all of the material agreements to which Exelixis is a Party and which: (i) are related to such Programs; (ii) provide Exelixis with goods and services (clinical and manufacturing) from third party suppliers and subcontractors; and (iii) are assignable to Symphony Evolution or its designee. Exelixis shall use commercially reasonable efforts to cause the transfer of any non-assignable material agreements meeting the criteria set forth in (i) and (ii) above. Such efforts shall not include any obligation for Exelixis to incur any out-of-pocket costs in connection with such transfer.

(b) Upon the discontinuation or abandonment of any of the Protocols pursuant to Section 4.2(f), Exelixis shall have no further obligations with respect to such Protocols under the Operative Documents. Upon the discontinuation or abandonment of any of the Programs pursuant to Section 4.2(g), Exelixis shall have no further obligations with respect to such Programs under the Operative Documents. If such Programs are transferred or licensed to GlaxoSmithKline or a third party in accordance with Section 11.1(f) (such third party or GlaxoSmithKline, as applicable, the “Transferee”), then Exelixis shall cooperate with

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Symphony Evolution and the Transferee to effect the assignment to the Transferee of the sponsorship to the Regulatory Files with respect to the Program for which Transferee has acquired rights; provided, however, that Exelixis shall not be obligated to take any action pursuant to this Section 5.4(b) for which it will not receive full reimbursement from Symphony Evolution or another party. The assignment of such Regulatory Files to the Transferee does not include an assignment of any Licensed Intellectual Property.

6.	Exelixis’ Obligations.

6.1 Generally. Exelixis will be responsible for all matters set forth in the Clinical Plan (collectively, the “Exelixis Obligations”). Each of the Parties agrees that Exelixis will work diligently and use commercially reasonable efforts to develop the Programs in a good scientific manner and, subject to Section 6.2 below, in accordance with the Clinical Plan, the Clinical Budget, and the terms of this Agreement.

6.2 Discretion. Exelixis shall have the right to use commercially reasonable discretion in carrying out the Exelixis Obligations including without limitation (a) carrying out day-to-day planning and implementation of activities under the Clinical Plan; (b) managing regulatory compliance matters, including adverse event reporting; (c) preparing and submitting all regulatory filings; (d) managing clinical research organizations engaged to carry out activities under the Clinical Plan; (e) managing the clinical trials that have been specified under the Clinical Plan; and (f) maintaining and managing its internal budget in accordance with established internal processes.

6.3 Subcontracting. Exelixis shall have the right to negotiate and enter into arms’ length agreements with third parties (including without limitation clinical research organizations and contract manufacturers) for such third parties to perform activities called for or consistent with the Clinical Plan (each such third party, a “Subcontractor” and each such agreement, a “Subcontracting Agreement”). All such agreements entered into by Exelixis prior to the Closing Date (except for those master services agreements executed prior to the Closing Date that, only through the subsequent addition of a new work order, change order, project or the like after the Closing Date, become Subcontracting Agreements) are set forth in Schedule 6.3 and shall be deemed to be acceptable to the Parties in all respects. After the Closing Date, Exelixis shall obtain the approval of the Development Committee before (i) entering into any Subcontracting Agreement that (a) is not [ * ], (b) is not [ * ], or (c) [ * ] or (ii) amending any Subcontracting Agreement in a manner that would cause such agreement to satisfy the criteria set forth in (a), (b) or (c); provided, however, if Exelixis subcontracts any work under the Programs through submitting a work order, change order, or the like under an existing master services agreement with a third party (for the avoidance of doubt, such work order or change order shall then become a Subcontracting Agreement), Exelixis shall not be required to seek the approval from the Development Committee for the submission of such work order or change order or to amend such existing master services agreement unless (1) such work order or change order would alter the terms of an existing master services agreement that had not previously satisfied the criteria set forth in (a), (b) or (c) in a manner that causes such existing master services agreement to thereafter satisfy the criteria set forth in (a), (b) or (c), in which case Exelixis would obtain approval of the Development Committee for the submission of such work order or change order or (2) such amendment would take effect concurrently with or after the submission of a

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work order or change for work under the Programs and would alter the terms of an existing master services agreement that had not previously satisfied the criteria set forth in (a), (b) or (c) in a manner that causes such existing master services agreement to thereafter satisfy the criteria set forth in (a), (b) or (c), in which case Exelixis would need to obtain approval of the Development Committee for the execution of such amendment. Exelixis need not obtain Development Committee approval prior to entering into or amending any other Subcontracting Agreement. Exelixis shall provide the Development Committee with a copy of each executed Subcontracting Agreement within [ * ] after its execution. The terms of each such agreement shall be deemed the Confidential Information of Exelixis and be subject to the rights and obligations set forth in the Confidentiality Agreement. Exelixis shall monitor the performance of its Subcontractors and shall use its reasonable discretion to address any Subcontractor performance issues, including without limitation, terminating or amending the relevant Subcontracting Agreement. Exelixis shall promptly notify the Development Committee with respect to any Subcontractor performance issues that may have a material effect on the Programs. Provided that Exelixis so informs the Development Committee and follows the Development Committee’s reasonable advice regarding such issues, which may include terminating the Subcontracting Agreement or exercising other remedies, Exelixis shall not be considered in breach of this Agreement or the other Operative Documents in the event that it is unable to fulfill its obligations under this Agreement on account of a Subcontractor’s failure to perform its obligations pursuant to a Subcontracting Agreement so long as Exelixis (a) exercised commercially reasonable efforts in supervising such Subcontractor, and (b) used commercially reasonable efforts to mitigate the effects of such failure or to replace such Subcontractor after learning of such Subcontractor’s failure to perform.

6.4 Reports. Exelixis shall keep the Development Committee informed of its activities under the Clinical Plan through regular written reports. At each Quarterly Meeting of the Development Committee, Exelixis shall provide the Development Committee with a summary report of Exelixis’ activities and developments with respect to the Programs for the preceding quarter. Each such summary report shall be consistent, in terms of topics covered and level of detail provided, with the quarterly report that Exelixis provides to the Exelixis-GlaxoSmithKline collaboration committee. Once a [ * ], Exelixis shall provide the Development Committee with either (a) a written report that includes the information specified in the next sentence or (b) access to an Exelixis computer system that contains such information. Each [ * ] written report shall include: (i) a copy of each new Protocol being drafted by Exelixis; (ii) a copy of each standard clinical study progress report received by Exelixis during the preceding [ * ] from any of the clinical research organizations engaged by Exelixis pursuant to Subcontracting Agreements; (iii) updates regarding (A) [ * ], and (B) [ * ]; (iv) a financial report, in the format agreed upon by the Parties, itemizing actual spending under the Clinical Plan as well as any variation from planned spending; and (v) if the budget related to a particular Program is altered to the extent that available funding for such Program no longer appears to be adequate to complete the Program, an updated budget forecast.

6.5 Staffing. Exelixis shall use commercially reasonable efforts to provide such sufficient and competent staff and Personnel (including, without limitation, such employees or agents of, or independent contractors retained by, Exelixis) that have the skill and expertise necessary to perform Exelixis’ obligations under the Clinical Plan. Exelixis shall notify Symphony Evolution of any change in key personnel involved in the Programs.

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6.6 QA Audit. During the Term, Exelixis will permit Symphony Evolution’s representatives, such representatives to be identified by Symphony Evolution in advance and reasonably acceptable to Exelixis, to audit the work performed by Exelixis hereunder and the Exelixis facilities at which such work is conducted to determine that the project assignment is being conducted in accordance with the agreed upon services (“QA Audits”), which review will last no more than eight (8) hours during regular business hours and will take place no more than once per year unless (i) there are significant changes to Exelixis’ Standard Operating Procedures, which may require additional QA Audits or (ii) the Development Committee determines additional QA Audits are necessary. Symphony Evolution shall give Exelixis reasonable advance notice of such QA Audits specifying the scope of the audit, which shall not include work that has previously undergone QA Audits. Symphony Evolution shall reimburse Exelixis for its time associated with QA Audits; provided, however, that should a particular QA Audit reveal a material deficiency in the work performed, then Symphony Evolution will not be responsible for costs associated with such QA Audit, the work to be re-performed or the costs or expenses associated with curing any material deficiencies. Symphony Evolution and Exelixis shall meet to discuss the results of the QA Audit and, if required, jointly agree upon any actions that will be required as a result of such audits including defining material deficiencies to be addressed. Exelixis shall make commercially reasonable efforts to reconcile all such deficiencies found by Symphony Evolution during such QA Audit.

6.7 Financial Audit. During the Term, Exelixis will permit Symphony Evolution’s representatives, such representatives to be identified by Symphony Evolution in advance and reasonably acceptable to Exelixis, to verify Exelixis’ receipts and FTE records that are related to Exelixis’ performance of the work under the Programs (“Financial Audits”), which review shall be conducted during regular business hours and (i) last only as long as necessary to achieve the purpose of such Financial Audit and (ii) will take place no more than once per year, unless otherwise agreed to by the Parties. Symphony Evolution shall give Exelixis reasonable advance notice of such Financial Audits specifying the scope of the audit, which shall not include work that has previously undergone Financial Audits. Symphony Evolution shall reimburse Exelixis for its time associated with Financial Audits; provided, however, that should a particular Financial Audit reveal a material discrepancy between such financial records and the reports submitted by Exelixis to Symphony Evolution for reimbursement purposes, then Symphony Evolution will not be responsible for costs associated with such Financial Audit. Symphony Evolution and Exelixis shall meet to discuss the results of the Financial Audit and, if required, jointly agree upon any actions that will be required as a result of such audits including defining material discrepancies to be addressed. Exelixis shall make commercially reasonable efforts to reconcile all such discrepancies found by Symphony Evolution during such Financial Audit.

6.8 Insurance. Exelixis shall carry and maintain throughout the Term clinical trial liability insurance (including errors and omissions coverage and product coverage), at Exelixis’ sole expense, with limits of at least [ * ], and property insurance covering Products, at Exelixis’ sole expense, with limits of at least [ * ]. Upon Symphony Evolution’s request, Exelixis’ insurance carrier(s) shall promptly furnish Symphony Evolution certificates reflecting such

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coverage and a representation indicating that such coverage shall not be canceled or otherwise terminated during the Term without [ * ] prior written notice to Symphony Evolution. Notwithstanding anything to the contrary herein, this Section 6.8 shall survive for a period of [ * ] years following termination or expiration of this Agreement.

7.	Symphony Evolution’s Obligations.

7.1 Generally. Symphony Evolution will be responsible for all matters set forth in the Management Plan. Symphony Evolution shall perform all activities set forth in the Management Plan acting in a good faith and in accordance with the Management Plan, the Management Budget, and the terms of this Agreement.

7.2 Subcontracting. Symphony Evolution is subcontracting certain of its responsibilities under the Management Plan to RRD International, LLC (“RRD”) pursuant to the Management Services Agreement between RRD and Symphony Evolution.

7.3 Insurance. Symphony Evolution shall maintain insurance with creditworthy insurance companies against such risks and in such amounts as are usually maintained or insured against by other companies of established repute engaged in the same or a similar business.

7.4 Staffing. Symphony Evolution shall use commercially reasonable efforts to provide, or cause to be provided on its behalf (including Personnel retained by RRD), sufficient and competent staff and Personnel that have the skill and expertise necessary to develop the Programs in accordance with the Management Plan and the Management Budget and to otherwise perform Symphony Evolution’s obligations under this Agreement.

7.5 Audit. Symphony Evolution shall permit each of Exelixis, Holdings, Investors and each Symphony Fund and their duly authorized representatives at all reasonable hours to inspect (1) Symphony Evolution’s books, records and other reasonably requested materials and (2) any and all properties of Symphony Evolution, and it shall provide to each of Exelixis, Holdings, Investors and each Symphony Fund all books, records and other materials related to any meeting of the Symphony Evolution Board and to permit Holdings, Investors and each Symphony Fund to make copies or extracts therefrom.

8.	Funding and Payments.

8.1 Use of Proceeds. Symphony Evolution shall use any and all net proceeds received by Symphony Evolution as a result of the Financing for the sole purpose of the development of the Programs, including the payment of any indemnification obligations of Symphony Evolution under the Operative Documents and the payment of costs and expenses in accordance with the Development Plan and the Development Budget, as may be modified from time to time pursuant to Section 4.2 or deviated from in accordance with Section 8.3.

8.2 Reimbursement. Symphony Evolution shall compensate Exelixis fully for its planning, performance and supervision of Clinical Plan-associated activities. Such compensation shall be made in accordance with the provisions of this Article 8 and the payment terms attached hereto as Annex E (the “Payment Terms”), the terms of which are adopted and incorporated herein.

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8.3 Budget Allocation and Deviations

(a) Exelixis shall have the discretion to incur out-of-pocket fees, expenses and costs and allocate Exelixis resources in a manner that is generally consistent with the Clinical Budget, including without limitation deviating from the specific allocations set forth in the Clinical Budget, except as otherwise provided in Sections 8.3(b) or 8.3(c) (as applicable). In addition, Exelixis shall amend the Clinical Budget accordingly in respect of any such fees, expenses, costs and allocations on a quarterly basis. Exelixis shall be fully compensated for all amounts to which Sections 8.3(b) and 8.3(c) do not apply and all amounts that are approved pursuant to Section 8.3(b) or are included in an amended Clinical Budget.

(b) If Exelixis reasonably anticipates that the actual cost for a Protocol will exceed that portion of the Clinical Budget allocated for such Protocol by [ * ] or more in the aggregate, then Exelixis shall contact a Symphony Member to request approval for such additional expenditure. Such Symphony Member shall approve or deny such request within [ * ] of the time when Exelixis speaks with such Symphony Member via telephone or in person. If such Symphony Member does not inform Exelixis of such approval or denial within such period, then such Symphony Member shall be deemed to have approved such additional expenditure. If, despite Exelixis’ reasonable efforts to speak with a Symphony Member (which efforts shall include leaving voicemail and email messages for at least two (2) Symphony Members), Exelixis does not succeed in speaking with any Symphony Member within [ * ] after Exelixis initiated such efforts, such additional expenditure request shall be deemed approved by a Symphony Member unless any Symphony Member informs Exelixis, within [ * ] of the end of such [ * ] period, that such request has been denied. If the Symphony Member approves such additional expenditure, then Exelixis shall be reimbursed pursuant to Sections 8.2 and 8.3 for such additional expenditure. If the Symphony Member denies such request, then Exelixis may, in its discretion, (i) suspend performance of those incremental activities under the Clinical Plan that are expected to give rise to some or all of such additional expenditure until such time as the Clinical Budget is amended to include such additional expenditure or (ii) proceed with performance of those incremental activities under the Clinical Plan that are expected to give rise to some or all of such additional expenditure, with the understanding that if the Clinical Budget is not subsequently amended to include the entirety of such additional expenditures, then Exelixis may not be reimbursed for those resulting expenditures that exceed the Clinical Budget, and further that if the Clinical Budget is subsequently amended to include some or all of such additional expenditures, then Exelixis shall be reimbursed pursuant to Sections 8.2 and 8.3 for such additional expenditures included in the amended Clinical Budget. If Exelixis incurs expenditures as described in the preceding sentence for which it is not entitled to be reimbursed by Symphony Evolution pursuant to the preceding sentence, then none of such expenditures shall be included in the calculations used to determine the Program Option Exercise Price (pursuant to Section 11.1 hereof) or the Purchase Price (pursuant to Section 2(b) of the Purchase Option Agreement). Exelixis agrees that the results of any research and development that it funds pursuant to this Section 8.3(b) shall immediately become part of the Licensed Intellectual Property and shall thereafter be subject to the terms of the Operative Documents.

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(c) If Exelixis reasonably anticipates that the actual cost in the aggregate of all other activities covered by the Clinical Budget but not included in those portions of the Clinical Budget allocated to particular Protocols specified in the Clinical Plan, such as CMC, non-clinical and regulatory activities, will exceed that portion of the Clinical Budget allocated for such activities by [ * ] or more in the aggregate, then Exelixis shall bring such potential additional expenditure to the attention of the Development Committee and Exelixis may, in its discretion, (i) suspend performance of those incremental activities under the Clinical Plan that are expected to give rise to some or all of such additional expenditure until such time as the Clinical Budget is amended to include such additional expenditure or (ii) proceed with performance of those incremental activities under the Clinical Plan that are expected to give rise to some or all of such additional expenditure, with the understanding that if the Clinical Budget is not subsequently amended to include the entirety of such additional expenditures, then Exelixis may not be reimbursed for those resulting expenditures that exceed the Clinical Budget, and further that if the Clinical Budget is subsequently amended to include some or all of such additional expenditures, then Exelixis shall be reimbursed pursuant to Sections 8.2 and 8.3 for such additional expenditures included in the amended Clinical Budget. If Exelixis incurs expenditures as described in the preceding sentence for which it is not entitled to be reimbursed by Symphony Evolution pursuant to the preceding sentence, then none of such expenditures shall be included in the calculations used to determine the Program Option Exercise Price (pursuant to Section 11.1 hereof) or the Purchase Price (pursuant to Section 2(b) of the Purchase Option Agreement). Exelixis agrees that the results of any research and development that it funds pursuant to this Section 8.3(c) shall immediately become part of the Licensed Intellectual Property and shall thereafter be subject to the terms of the Operative Documents.

(d) If the Clinical Budget is not amended to include any additional expenditure brought to the attention of the Development Committee pursuant to Section 8.3(b) or 8.3(c) and Exelixis does not elect to fund such additional expenditures, then the Development Committee shall recommend and the Symphony Evolution Board shall approve an amendment of the Clinical Plan that adjusts the scope of the work to that which can be reasonably accomplished within the constraints of the Clinical Budget. Under no circumstances shall Exelixis be obligated to incur out-of-pocket fees, expenses or costs or to utilize Exelixis resources in connection with its performance of the work under the Programs for which Exelixis will not be reimbursed by Symphony Evolution.

8.4 Employee Benefits. Symphony Evolution shall not be responsible for providing or paying any benefits (including, but not limited to, unemployment, disability, insurance, or medical, and any pension or profit sharing plans) to Exelixis or to any employees of Exelixis or any persons retained or used by Exelixis to perform activities pursuant to the Clinical Plan, including independent contractors, Subcontractors and agents (collectively, “Exelixis Personnel”). As to Exelixis or any Exelixis Personnel, Symphony Evolution shall not be responsible for: (a) any federal, state or local income tax withholding; (b) “FICA” contributions; (c) contributions to state disability funds or liability funds or similar withholdings; (d) payment of any overtime wages; (e) workers’ compensation; or (f) compliance with any laws, rules or regulations governing employees. Exelixis agrees that, as between Symphony Evolution and Exelixis, Exelixis is and will continue to be solely responsible for: (i) all matters relating to the payment of compensation and provision of benefits to Exelixis Personnel; and (ii) compliance with all applicable laws, rules and regulations governing Exelixis’ employees.

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8.5 Taxes on Program Option, Discontinuation Option and Sale to Third Party. In the event of an exercise of the Program Option, an exercise of the Discontinuation Option or a sale of a discontinued or abandoned Program to GlaxoSmithKline or other third party, any and all corporate taxes required to be paid by Symphony Evolution as a result of the receipt of the proceeds of such Program Option, Discontinuation Option or sale to a third party shall be satisfied by Symphony Evolution from such proceeds of such Program Option, Discontinuation Option or sale, as applicable.

9.	Covenants.

9.1 Mutual Covenants. Each of Exelixis and Symphony Evolution covenants and agrees that, with respect to the Programs and any other rights and obligations set forth in the Operative Documents, it shall:

(a) perform all of its obligations pursuant to this Agreement in material compliance with: (i) all applicable federal and state laws, statutes, rules, regulations and orders (including all applicable approval and qualification requirements thereunder), including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto; (ii) all applicable good clinical practices and guidelines; (iii) all applicable standard operating procedures; (iv) all applicable Protocols; and (v) the provisions of this Agreement;

(b) keep complete, proper and separate books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of its business, all in accordance with GAAP;

(c) not employ (or, to the best of its knowledge without further duty of inquiry, shall not use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of any other Regulatory Authority), or, to the best of its knowledge without further duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other Regulatory Authority), in the conduct of the Programs;

(d) promptly deliver to the other, upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority, which would reasonably be expected to affect such Party’s ability to perform its obligations under this Agreement;

(e) upon it receiving knowledge of a material event or development with respect to any Program, such Party shall notify the other Party in writing within [ * ] of the receipt of such knowledge by any executive officer of such Party, provided that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such material event. Furthermore, the provision of such notice of material event or development shall not be deemed an admission by the Party providing such notice of its breach of any of its covenants, representations or obligations under the Operative Documents; and

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(f) with reasonable promptness, deliver to the other such data and information relating to the ability of such Person to perform its obligations hereunder as from time to time may be reasonably requested by the other (subject to the maintenance of the confidentiality of any such information by the receiving Party). For the avoidance of doubt, this Section 9.1(f) includes Exelixis’ obligations to provide financial and other necessary information to Symphony Evolution and the Manager to enable Symphony Evolution to fulfill its obligations to Exelixis under Section 5(d) of the Purchase Option Agreement, and to enable the Manager to fulfill its obligations to Symphony Evolution and Exelixis under Sections 5(a) and 5(b) of the Management Services Agreement.

10.	Confidentiality.

10.1 Confidentiality Agreement. It is understood that during the course of this Agreement each of the Parties shall be bound by the terms of the Confidentiality Agreement. In addition, the Parties’ employees, subcontractors and agents shall be bound by terms substantially similar to the Confidentiality Agreement. The foregoing shall not be construed to require Exelixis to amend or supplement any of the agreements it entered into prior to the Closing Date, even if the confidentiality provisions in such agreements do not satisfy the foregoing requirement.

10.2 Permitted Disclosure of Information. The Parties agree that Exelixis shall have access to, and may use and disclose the Clinical Plan and any existing or newly generated data or intellectual property developed with respect to the Programs (i) to GlaxoSmithKline or the Exelixis-GlaxoSmithKline Collaboration Committee in accordance with the mutual agreements of Exelixis and GlaxoSmithKline, (ii) to obtain the assistance of one or more third parties to develop and/or commercialize the Programs subject to the terms of this Agreement, the other Operative Documents and appropriate confidentiality agreements pursuant to Section 10.1 or as approved by Symphony Evolution, and (iii) through press releases, public presentations or other appropriate public disclosures; provided that all such disclosure under this Section 10.2 shall be subject to the terms of the Confidentiality Agreement.

11.	Options and Licensing.

11.1 Program Option.

(a) In consideration for entering into the Operative Documents to which both Exelixis and Symphony Evolution are parties, Symphony Evolution hereby grants Exelixis an exclusive option (the “Program Option”) to purchase the rights to one Program at any time during the period (the “Program Option Period”) after Exelixis has, by itself or through its subcontractor(s), [ * ] and before the earlier of (A) the termination of the Term, and (B) the eighteenth (18th) month anniversary of the Closing Date, in accordance with this Section 11.1.

(b) Exelixis may exercise the Program Option by delivery of a written notice (the “Program Option Exercise Notice”) during the Program Option Period. The Program

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Option Exercise Notice shall be delivered on a Business Day to Holdings and Symphony Evolution and shall be irrevocable once delivered. The date on which the Program Option Exercise Notice is first delivered to Holdings and Symphony Evolution is referred to as the “Program Option Exercise Date.” The Program Option Exercise Notice shall specify a closing date for the settlement of the Program Option, which date shall not be less than [ * ]s after the Program Option Exercise Date.

(c) The exercise price (the “Program Option Exercise Price”) shall be an amount equal to the sum of (A) [ * ], plus (B) an amount equal to [ * ], provided that such return thereon shall be calculated starting from [ * ] and through the Program Option Closing Date. In the event that, subsequent to its exercise of the Program Option, Exelixis exercises the Purchase Option under the Purchase Option Agreement, the Purchase Option Exercise Price shall be reduced by an amount equal to the Program Option Exercise Price.

(d) The entire amount of the Program Option Exercise Price shall be paid in cash on the date specified in the Program Option Exercise Notice (the “Program Option Closing Date”).

(e) Promptly after the Program Option Closing Date, the Parties hereby agree to amend the Novated and Restated Technology License Agreement and such other Operative Documents as may be required to reflect that the Licensed Intellectual Property related to the applicable Program shall thereafter be the sole and exclusive property of Exelixis or its assignee or licensee.

(f) Within a reasonable time after the Program Option Closing Date, Symphony Evolution shall transfer and deliver to Exelixis any and all materials, documents, files and other information relating to the applicable compound and Product (or, where necessary, copies thereof if such materials, documents, files or other information also relate to Programs (including compounds and Products) that are not the subject of the Program Option), including without limitation any and all administrative files relating to the applicable compound and Product, and, to the extent applicable, any and all clinical and protocol results, analytical methodologies, bulk and final product manufacturing processes, batch records, vendor information, validation documentation, regulatory documentation, patent information, regulatory filings, transfer of information related to regulatory information and filings, pre-clinical and clinical data, adverse event data, regulatory correspondence, analyses, and manufacturing data.

(g) In the event that, following the Program Option Closing Date, either Party objects to the calculation of the portion of the Funded Capital expended on the development of the applicable Program as of the Program Option Closing Date used to determine the final Program Option Exercise Price (the “Program Funding”), then, within [ * ] of the Program Option Closing Date, such objecting party shall provide written notice to the other party (a “Program Purchase Price Dispute Notice”) specifying the amount disputed and the basis for the dispute, together with supporting documentation reflecting the analysis of and justification for any re-computation made. In the event that a Program Purchase Price Dispute Notice is issued by either party, such dispute shall be resolved in accordance with the terms of Section 11.1(h). The Program Option Exercise Price shall be final, binding and conclusive, shall be non-appealable and shall not be subject to further review if the disputing party does not deliver a

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Program Purchase Price Dispute Notice within such [ * ] period. For the avoidance of doubt, nothing in this Section 11.1(g) shall restrict or delay the Parties’ performance of those activities identified in this Agreement or the Novated and Restated Technology License Agreement as taking place following the exercise of the Program Option.

(h) Program Option Exercise Price Adjustment.

(i) In the event that either Party delivers to the other a Program Purchase Price Dispute Notice within the time limit set forth in Section 11.1(g), then both Parties shall make good faith efforts to resolve any dispute relating to the calculation of the Program Funding through negotiations for a period of [ * ] following the date on which a Program Purchase Price Dispute Notice is delivered. If the Parties agree on the calculation of the Program Funding (or a revision thereto) before or within such [ * ] period, or the calculation of the Program Option Exercise Price becomes final pursuant to Section 11.1(g), and (x) the recalculated Program Funding results in a recalculated Program Option Exercise Price (including as revised through negotiations) that is less than the Program Option Exercise Price paid on the Program Option Closing Date, then Symphony Evolution shall promptly, and in any event within [ * ] of the date on which the Program Option Exercise Price recalculation becomes final, pay to Exelixis the amount by which the recalculated Program Option Exercise Price is less than Program Option Exercise Price paid on the Program Option Closing Date, or (y) the recalculated Program Funding results in a recalculated Program Option Exercise Price (including as revised through negotiations) that is greater than the Program Option Exercise Price paid on the Program Option Closing Date, then Exelixis shall promptly, and in any event within [ * ] of the date on which the recalculated Program Option Exercise Price becomes final, pay to Symphony Evolution the amount by which the recalculated Program Option Exercise Price is greater than the Program Option Exercise Price paid on the Program Option Closing Date. In the event that neither of the conditions set forth in the previous clauses (x) and (y) exist, then no payment shall be made.

(ii) To the extent that any matter remains unresolved following negotiations during such [ * ] period (as determined by notice by any party to the other party), the Parties shall jointly select an independent accountant of recognized national standing to resolve any remaining disagreements, which independent accountant shall not have provided services to either of the Parties or any of their respective Affiliates during the five-year period preceding the date of its selection (the “Independent Accountant”). The Parties shall use their respective commercially reasonable efforts to cause such Independent Accountant to make its determination of the Program Option Exercise Price (the “Final Program Option Exercise Price”) within [ * ] of accepting its selection. The decision of the Independent Accountant shall be a final, binding and conclusive resolution of the parties’ dispute, shall be non-appealable and shall not be subject to further review. The costs and expenses of the Independent Accountant shall be split between the Parties in proportion to the difference between the Final Program Option Exercise Price and the Program Option Exercise Price (recalculated, if applicable, pursuant to Section 11.1(h)(i)). Notwithstanding the foregoing, in any case, each Party shall be responsible for the payment of its respective costs and expenses, including any attorneys’ and accountants’ fees (other than any accountants’ fees payable to the Independent Accountant, which shall be split between the Parties in accordance with this Section 11.1(h)) incurred in

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connection with the dispute. If the Final Program Option Exercise Price is less than the Program Option Exercise Price paid on the Program Option Closing Date, then Symphony Evolution shall promptly, and in any event within [ * ] of the date on which the Independent Accountant makes its determination of the Final Program Option Exercise Price, pay to Exelixis the amount by which the Final Program Option Exercise Price is less than the Program Option Exercise Price paid on the Program Option Closing Date. If the Final Program Option Exercise Price is greater than the Program Option Exercise Price paid on the Program Option Closing Date, then Exelixis shall promptly, and in any event within [ * ] of the date on which the Independent Accountant makes its determination of the Final Program Option Exercise Price, pay to Symphony Evolution the amount by which the Final Program Option Exercise Price is greater than the Program Option Exercise Price paid on the Program Option Closing Date. In the event that neither of the conditions set forth in the previous two sentences exist, then no payment shall be made.

11.2 Discontinuation Option.

(a) A Program may only be discontinued or abandoned in accordance with Section 4.2(g). In the event of such a Program discontinuation or abandonment during the Term, (i) Symphony Evolution shall so notify Exelixis and GlaxoSmithKline promptly and in writing of such discontinuance or abandonment, and (ii) Exelixis shall have the right and option (the “Discontinuation Option”), exercisable for [ * ] after receipt of written notice from Symphony Evolution of such discontinuance or abandonment, to buy back the Licensed Intellectual Property related to such discontinued or abandoned Program for a price (the “Discontinuation Price”) to be determined between the Parties, or, if the Parties are unable to come to a resolution, for a Discontinuation Price determined in accordance with Section 11.2(c) hereof. If the Discontinuation Price is determined in accordance with Section 11.2(c), then such [ * ] period shall be extended by the time needed by the Experts for such determination. Any Discontinuation Price paid under this Section 11.2(a) shall reduce the Purchase Option Exercise Price in the amount of such payment.

(b) Following the expiration of the Discontinuation Option without exercise by Exelixis, if Symphony Evolution proposes to transfer or license the discontinued Program to a third party, then (i) Symphony Evolution shall so notify GlaxoSmithKline (with a copy to Exelixis) of its intention promptly and in writing, and (ii) GlaxoSmithKline shall have, for a period of [ * ] after receipt of such written notice, the exclusive right to negotiate with Symphony Evolution for the acquisition or the license of the rights to such discontinued or abandoned Program. At GlaxoSmithKline’s request, Symphony Evolution shall negotiate in good faith with GlaxoSmithKline the terms of such acquisition or license and upon any agreement of terms, shall enter into a binding agreement setting forth such terms. Following such [ * ] period, Symphony Evolution may transfer or license such rights relating to such discontinued or abandoned Program to any third party. If Symphony Evolution so transfers or licenses such Program rights before the termination of the Term, all amounts that Symphony Evolution receives from such third party shall reduce the Purchase Option Exercise Price in the amount of such payment. During the Term, under no circumstances may Symphony Evolution or Exelixis (unless Exelixis has exercised a Discontinuation Option in respect of such Program) reinitiate work on a discontinued or abandoned Program.

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(c) If Exelixis and Symphony Evolution cannot agree on the Discontinuation Price, with respect to Section 11.2(a), Exelixis and Symphony Evolution shall each appoint a nationally recognized expert in the field of pharmaceutical technology and licensing (each, an “Expert”) (that, in each case, has had no prior dealings with either of Exelixis and Symphony Evolution in the preceding twelve (12) months), and such two (2) Experts shall appoint a third Expert. In accordance with this Section 11.2(c), such three (3) Experts shall jointly determine, or, if all three (3) Experts shall not be able to agree on such Discontinuation Price as applicable, two (2) of such three (3) Experts shall jointly determine, the Discontinuation Price, which determination shall be made within [ * ] of the appointment of the third Expert and, absent manifest error, shall be (i) binding and conclusive and (ii) the Discontinuation Price at which the Discontinuation Option shall be exercised by Exelixis. All costs and expenses incurred in appointing the Experts shall be shared equally between Exelixis and Symphony Evolution.

11.3 Post-Term. Following the expiration or termination of the Term without exercise of the Purchase Option by Exelixis, Symphony Evolution may offer to transfer or license any of the Programs for which Exelixis has not exercised its Program Option or Discontinuation Option to any third party, provided that, if Symphony Evolution proposes to transfer or license any such Program (other than a Program that was the subject of a Discontinuation Option) to a third party, then (a) Symphony Evolution shall so notify GlaxoSmithKline (with a copy to Exelixis) of its intention promptly and in writing, and (b) GlaxoSmithKline shall have, for a period of [ * ] after receipt of such written notice, the exclusive right to negotiate with Symphony Evolution for the acquisition or the license of the rights to any such Program (and Licensed Intellectual Property relating thereto, including without limitation Symphony Evolution Enhancements), and for an additional [ * ] the right to negotiate on a non-exclusive basis for such rights. If such [ * ] period ends without Symphony Evolution and GlaxoSmithKline entering into an agreement governing the terms and conditions of such acquisition or license, then Symphony Evolution may subsequently transfer or license such rights relating to such Program to any third party; provided, however, that if any new data is gained subsequent to such [ * ] period relating to a Program, Symphony shall, as soon as practicable thereafter and subject to the Operative Documents and customary confidentiality restrictions, disclose such new data to GlaxoSmithKline, to enable GlaxoSmithKline to determine if it is interested in acquiring or licensing such Program within an additional [ * ] period, but only if Symphony Evolution has not, as of such time, entered into a binding agreement (including a binding letter of intent) for the transfer or license of such Program to a third party.

12.	Representations and Warranties.

12.1 Exelixis Representations and Warranties. Exelixis hereby represents and warrants to Symphony Evolution and Holdings that, as of the Effective Date:

(a) Organization. Exelixis is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority and Validity. Other than in respect of the exercise of the Program Option pursuant to Section 11.1 hereof and the Discontinuation Option pursuant to Section 11.2 hereof (which are subject to future approval by Exelixis’ board of directors and potentially Exelixis’ stockholders if required by applicable NASDAQ or other stock exchange

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rules), Exelixis has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Novated and Restated Technology License Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Exelixis of this Agreement and the Novated and Restated Technology License Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of Exelixis (other than as set forth in the Operative Documents, and in respect of the exercise of the Program Option pursuant to Section 11.1 hereof and the Discontinuation Option pursuant to Section 11.2 hereof (which are subject to future approval by Exelixis’ board of directors and potentially Exelixis’ stockholders if required by applicable NASDAQ or other stock exchange rules)), and no other proceedings on the part of Exelixis are necessary to authorize this Agreement or the Novated and Restated Technology License Agreement or for Exelixis to perform its obligations under this Agreement or the Novated and Restated Technology License Agreement. This Agreement and the Novated and Restated Technology License Agreement constitute the lawful, valid and legally binding obligations of Exelixis, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c) No Violation or Conflict. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement and the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the Organizational Documents of Exelixis, (ii) conflict with or violate any law or Governmental Order applicable to Exelixis or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Exelixis, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Exelixis is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Exelixis.

(d) Governmental Consents and Approvals. Other than any HSR Act Filings and Additional Regulatory Filings which, if the Program Option or Discontinuation Option is exercised by Exelixis, will be obtained on or prior to the Program Option Closing Date or Discontinuation Option Closing Date, the execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement by Exelixis do not, and the consummation of the transactions contemplated thereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Exelixis.

(e) Litigation. There are no actions by or against Exelixis pending before any Governmental Authority or, to the knowledge of Exelixis, threatened to be brought by or before

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any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Exelixis. There are no pending or, to the knowledge of Exelixis, threatened actions, to which Exelixis is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Exelixis is not subject to any Governmental Order (nor, to the knowledge of Exelixis, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Exelixis or a material adverse effect on the Programs.

(f) No Contracts. Except as disclosed on Schedule 12.1(f) hereto, there are no material contracts between Exelixis and any third party, including contractors, manufacturers or suppliers, used with or otherwise necessary for the Programs. With respect to the contracts disclosed on Schedule 12.1(f) hereto, the absence of such contracts (due to the inability or impracticability of assigning such contracts to Symphony Evolution following a termination of this Agreement without the exercise of the Purchase Option) would not have a material adverse effect on any of the Programs or on Symphony Evolution’s rights under the Novated and Restated Technology License Agreement.

12.2 Symphony Evolution Representations and Warranties. Symphony Evolution hereby represents and warrants to Exelixis that, as of the Effective Date:

(a) Organization. Symphony Evolution is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority and Validity. Symphony Evolution has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Novated and Restated Technology License Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Symphony Evolution of this Agreement and the Novated and Restated Technology License Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of Symphony Evolution, and no other proceedings on the part of Symphony Evolution are necessary to authorize this Agreement or the Novated and Restated Technology License Agreement or for Symphony Evolution to perform its obligations under this Agreement or the Novated and Restated Technology License Agreement. This Agreement and the Novated and Restated Technology License Agreement constitute the lawful, valid and legally binding obligations of Symphony Evolution, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c) No Violation or Conflict. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement and the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the Organizational Documents of Symphony Evolution, (ii) conflict with or violate

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any law or Governmental Order applicable to Symphony Evolution or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Symphony Evolution, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Symphony Evolution is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Evolution.

(d) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement by Symphony Evolution do not, and the consummation of the transactions contemplated thereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Evolution.

(e) Litigation. There are no actions by or against Symphony Evolution pending before any Governmental Authority or, to the knowledge of Symphony Evolution, threatened to be brought, by or before any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Evolution. There are no pending or, to the knowledge of Symphony Evolution, threatened actions to which Symphony Evolution is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Symphony Evolution is not subject to any Governmental Order (nor, to the knowledge of Symphony Evolution, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Symphony Evolution or a material adverse effect on the Programs.

13.	Relationship Between Exelixis and Symphony Evolution. Nothing contained in this Agreement or any acts or omissions hereunder shall constitute or be construed so as to create any joint venture or partnership relationship between Exelixis and Symphony Evolution, and the Parties acknowledge and agree that Exelixis is acting as an independent contractor in the performance of its obligations under this Agreement.

14.	Change of Control. Exelixis will not, at any time during the Term, undergo a Change of Control, unless:

(a) the Surviving Entity [ * ]; or

(b) such Surviving Entity shall (i) [ * ]; (ii) have provided to Symphony Evolution and Holdings a certificate executed by a duly authorized officer of such entity to the

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effect that (A) the [ * ] referred to in clause (i) above are [ * ], (B) such Change of Control does not [ * ], and (C) [ * ], except to the extent that failure to make such [ * ] would not reasonably be expected to have a material adverse effect on the Programs or Symphony Evolution’s rights under the Operative Documents; and (iii) arranged for an appropriate senior executive of the Surviving Entity to [ * ], including, but not limited to, the Surviving Entity’s commitment to [ * ] under the Operative Documents, as well as the strategic importance of the [ * ] to the Surviving Entity.

15.	No Restrictions; Indemnification.

15.1 No Restrictions. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Exelixis or any director, officer, or employee of any of its subsidiaries or its Affiliates to engage in any other business or to devote his or her time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor limit or restrict the right of Exelixis or any of its affiliates to engage in any other business or to render services of any kind to any other Person.

15.2 Indemnification.

(a) To the greatest extent permitted by applicable law, Exelixis shall indemnify and hold harmless Symphony Evolution and RRD and each of their respective Affiliates, officers, directors, employees, agents, members, managers, successors and assigns (each, a “Symphony Indemnified Party”), and Symphony Evolution shall indemnify and hold harmless Exelixis, and its Affiliates and each of their respective officers, directors, employees, agents (other than Subcontractors), members, managers, successors and assigns (each, an “Exelixis Indemnified Party”), from and against any and all claims, losses, diminution in value, costs, interest, awards, judgments, penalties, fees (including reasonable fees for attorneys and other professionals), court costs, liabilities, damages and expenses incurred by any Symphony Indemnified Party or Exelixis Indemnified Party (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought) (hereinafter, a “Loss”) as a result of, or arising out of, or relating to any and all third party suits, claims, actions, proceedings or demands based upon:

(i) in the case of Exelixis being the Indemnifying Party, (A) any breach of any representation or warranty made by Exelixis herein or in any certificate, instrument or document delivered hereunder, (B) any breach of any covenant, agreement or obligation of Exelixis contained herein, or in any certificate, instrument or document delivered hereunder, except to the extent such covenant, agreement or obligation relates to Exelixis’ performance under the Development Plan, (C) any gross negligence or willful misconduct of Exelixis (and not that of its Subcontractors) in connection with Exelixis’ performance of its obligations under this Agreement (including the Development Plan), (D) any action undertaken or performed by or on behalf of Exelixis prior to, and including, the Closing Date that relates to the Programs or the Products, (E) the negligence or willful misconduct of a Subcontractor or a

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Subcontractor’s failure to follow applicable law, regulations or protocols, in each case solely to the extent that such Subcontractor is obligated pursuant to the applicable Subcontracting Agreement to indemnify Exelixis for such Loss, it being understood and agreed by the Parties that (1) if both Symphony Indemnified Parties and Exelixis Indemnified Parties incur Losses addressed in this Section 15.2(a)(i)(E) and the total amount received from such Subcontractor as a result of such indemnification obligation is less than the total applicable Losses suffered by the Symphony Indemnified Parties and Exelixis Indemnified Parties, then Exelixis shall distribute among the relevant Symphony Indemnified Parties a total amount equal to [ * ] of the such amount received from such Subcontractor (which amount shall be decreased to the extent that the total applicable Losses suffered by the Symphony Indemnified Parties is less that such [ * ] or increased to the extent that the total applicable Losses suffered by the Exelixis Indemnified Parties is less than the [ * ] otherwise to be retained by Exelixis hereunder) and (2) if the Symphony Indemnified Parties and Exelixis Indemnified Parties are held to be joint and severally liable with respect to any Losses under this Section 15.2(a)(i)(E) and such Losses exceed the total amount received from such Subcontractor as a result of such indemnification obligation, the recovery from such Subcontractor shall first be applied to such Losses and notwithstanding the joint and several liability judgment, the remainder of such Losses shall be shared equally by Symphony Evolution and Exelixis, (F) activities that are solely related to Exelixis funded research pursuant to Section 4.3, provided that such research pertains to a new Protocol developed by Exelixis, rather than an extension, continuation or modification of any Protocol included in the Development Plan, or (G) in the event Licensor exercises a Program Option or Discontinuation Option for a Program, any action undertaken and/or performed by or on behalf of Licensor after the Program Option Closing Date or Discontinuation Closing Option Date and relating to the Product that was the subject of such Program (including the development, manufacture, use, handling, storage, sale or other disposition of such Product); in each case, except (1) with respect to Losses for which Exelixis is entitled to indemnification under this Article 15 or (2) to the extent such Loss arises from the gross negligence or willful misconduct of a Symphony Indemnified Party; and

(ii) in the case of Symphony Evolution being the Indemnifying Party, (A) any breach of any representation or warranty made by Symphony Evolution herein or in any certificate, instrument or document delivered hereunder, (B) any breach of any covenant, agreement or obligation of Symphony Evolution contained herein or in any certificate, instrument or document delivered hereunder, (C) any and all activities by or on behalf of the Parties under the Development Plan (including (1) any activities performed by RRD pursuant to the Management Services Agreement and (2) any claim arising out of any condition caused by XL647, XL784, XL999 or the Products after the Closing Date but prior to the expiration of the Term), (D) any gross negligence or willful misconduct of Symphony Evolution (and not that of its subcontractors) in connection with Symphony Evolution’s performance of its obligations under this Agreement, or (E) the development, manufacture, use, handling, storage, sale or other disposition of the Products (including in the course of conducting the Programs) during the Term (except with respect to the development, manufacture, use, handling, storage, sale or other disposition, after Exelixis’ exercise of the Program Option or Discontinuation Option as applicable, of Products covered under Section 15.2(a)(i)(G)); in each case, except (1) with respect to Losses for which Symphony Evolution is entitled to indemnification under this Article 15, or (2) Losses deemed to have arisen from the breach by Exelixis of any covenant, agreement

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or obligation under this Agreement that relates to Exelixis’ performance under the Development Plan, as determined by a court, arbitrator or pursuant to a settlement agreement, or (3) to the extent such Loss arises from the gross negligence or willful misconduct of an Exelixis Indemnified Party. Solely for the purposes of claims arising under (C) above, Subcontractors shall also be deemed to be Exelixis Indemnified Parties.

To the extent that the foregoing undertaking by Exelixis or Symphony Evolution may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.

(b) Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Section 15.2 shall notify Exelixis or Symphony Evolution, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Section 15.2, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section 15.2, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 15.2 or otherwise, except, as to such Indemnifying Party’s liability under this Section 15.2, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.

(c) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 15.2(b), and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party, and after notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof and the failure by such Indemnified Party to object to such counsel within [ * ] following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:

(i) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;

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(ii) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);

(iii) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof (provided, however, that this clause shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel); or

(iv) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of such Indemnified Proceeding;

in each of which cases the fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.

(d) Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no finding or admission of any violation of law or the rights of any Person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding in respect of which any payment would result hereunder or under the Operative Documents without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.

16.	LIMITATION OF LIABILITIES.

16.1 Between the Parties. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS,

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OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, INDEPENDENT CONTRACTORS OR AGENTS (INCLUDING RRD) SHALL HAVE ANY LIABILITY OF ANY TYPE (INCLUDING, BUT NOT LIMITED TO, CLAIMS IN CONTRACT, NEGLIGENCE AND TORT LIABILITY) FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF OPPORTUNITY, LOSS OF USE OR LOSS OF REVENUE OR PROFIT IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE. THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 15.2 AND SHALL NOT APPLY TO BREACHES OF ITS CONFIDENTIALITY OBLIGATIONS PURSUANT TO ARTICLE 10.

16.2 Pursuant to the Management Services Agreement. Each Party hereby acknowledges and agrees that, pursuant to Sections 9(g) and (h) of the Management Services Agreement, RRD has expressly disclaimed all liability for (a) any claim arising out of any condition caused by or allegedly caused by the activities carried out by (or within the authority of) Exelixis (and such Subcontractors and vendors it may retain) hereunder, or for any liability arising under the Novated and Restated Technology License Agreement with respect to any license or sublicense thereunder in relation to the activities carried out by (or within the authority of) Exelixis (and such Subcontractors and vendors it may retain) hereunder, and (b) supervising, compensating or discharging, or any other liability to or with respect to, any vendor retained by Exelixis (or, in the case of a vendor engaged by both RRD and Exelixis, to and for such vendor to the extent that such vendor performs services for Exelixis), except that RRD shall make payments out of an account held in the name of Symphony Evolution to reimburse Exelixis, in accordance with Article 8 and Annex E of this Agreement, for costs and expenses incurred by Exelixis in connection with the engagement of such vendors by Exelixis for the performance of services contemplated under the Development Plan.

17.	Term and Termination.

17.1 Term. This Agreement shall be effective as of the Closing Date and shall expire on the last day of the Term, unless the Agreement is earlier terminated as specified in this Article 17.

17.2 Termination for Exelixis’ Breach.

(a) At any time if Exelixis is in material default or breach of this Agreement that has resulted in, or would reasonably be expected to result in, a material adverse effect on the Programs or Symphony Evolution’s rights under the Operative Documents, and Exelixis does not cure such breach within [ * ] after its receipt of written notice thereof from Symphony Evolution, then Symphony Evolution may by subsequent written notice to Exelixis terminate this Agreement. Such cure period may be extended to [ * ] if (i) Exelixis believes that such breach can be cured within [ * ] of Exelixis’ receipt of Symphony Evolution’s written notice of such breach (and notifies Symphony Evolution in writing of such belief and the basis for such belief) and (ii) Symphony Evolution, acting reasonably, agrees.

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(b) In the event that Symphony Evolution terminates this Agreement pursuant to Section 17.2(a) above, Exelixis may exercise its Purchase Option, pursuant to Section 1(c)(v) of the Purchase Option Agreement, within [ * ] of receiving such notice of termination from Symphony Evolution.

17.3 Termination for Symphony Evolution’s Breach. Exelixis may terminate this Agreement at any time upon written notice to Symphony Evolution if Symphony Evolution is in material default or breach of this Agreement that has resulted in, or would reasonably be expected to result in, a material adverse effect on the Programs or Exelixis’ rights under the Operative Documents, and such material default or breach continues unremedied for a period of [ * ] after written notice thereof is delivered to Symphony Evolution.

17.4 Termination of License Agreement. This Agreement shall automatically terminate upon the termination of the Novated and Restated Technology License Agreement.

17.5 Survival.

(a) The agreements and covenants of the Parties set forth in Articles 10, 15, 16 and 18 and Section 6.8 shall survive any expiration or termination of this Agreement.

(b) If Exelixis does not exercise the Purchase Option, in addition to the provisions specified in Section 17.5(a), the following agreements and covenants of the Parties shall also survive such expiration: Sections 5.4 and 11.3.

(c) In the event that Exelixis terminates this Agreement pursuant to Section 17.3 above, in addition to the provisions specified in Section 17.5(a), the following agreements and covenants of the Parties shall also survive such expiration: Section 8.2 (to the extent such costs and expenses have been incurred or become uncancellable prior to such termination).

18.	Miscellaneous.

18.1 No Petition. Exelixis covenants and agrees that, prior to the date which is one (1) year and one (1) day after the expiration of the Term, Exelixis will not institute or join in the institution of any bankruptcy, insolvency, reorganization or similar proceeding against Symphony Evolution. The provisions of this Section 18.1 shall survive the termination of this Agreement.

18.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing and shall be deemed given only if delivered to the Party personally or sent to the Party by

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facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 18.2), by next Business Day delivery by a nationally recognized courier service, or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below:

Exelixis:

Exelixis, Inc.

170 Harbor Way

South San Francisco, CA 94083

Attention: Corporate Secretary

Facsimile: (650) 837-7951

Symphony Evolution:

Symphony Evolution, Inc.

7361 Calhoun Place, Suite 325

Rockville, MD 20850

Attn: Charles W. Finn, Ph.D.

Facsimile: (301) 762-6154

Holdings:

Symphony Evolution Holdings LLC

7361 Calhoun Place, Suite 325

Rockville, MD 20850

Attn: Joseph P. Clancy

Facsimile: (301) 762-6154

with copies to:

Symphony Capital Partners, L.P.

875 Third Avenue

18th Floor

Attn: Mark Kessel

New York, NY 10022

Facsimile: (212) 632-5401

and

Symphony Strategic Partners, LLC

875 Third Avenue

18th Floor

New York, NY 10022

Attn: Mark Kessel

Facsimile: (212) 632-5401

or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.

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18.3 Governing Law; Consent to Jurisdiction and Service of Process.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in The City of New York, Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.

(c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.4 Third-Party Beneficiary. Each of the Parties hereto agrees that GlaxoSmithKline shall be a third-party beneficiary as to Sections 10.2, 11.1(f) and 11.3 of this Agreement, Symphony Evolution’s investors shall be third-party beneficiaries as to Section 7.5, RRD shall be a third-party beneficiary as to Sections 9.1(f), 15.2, 16.1 and 16.2, and Subcontractors shall be third-party beneficiaries as to Section 15.2(a)(ii)(C). This provision shall survive the termination of this Agreement.

18.5 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18.6 Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes all prior agreements and understanding with respect to such matters between the Parties, including the Research and Development Agreement but excluding the Operative Documents.

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18.7 Amendment; Successors; Assignment; Counterparts.

(a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

(b) Except as set forth in Section 18.4 hereof, nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

(c) This Agreement may not be assigned by either Party hereto without the prior written consent of the other part; provided that, in the event Exelixis undergoes a Change of Control in compliance with Article 14 hereof, Exelixis may assign this Agreement to its Successor Entity.

(d) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

18.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year above written.

SYMPHONY EVOLUTION HOLDINGS LLC

By:	Symphony Capital Partners, L.P., its Manager

By:	Symphony Capital GP, L.P., its general partner

By:	Symphony GP, LLC, its general partner

By:	/s/ Mark Kessel
Name: Mark Kessel
Title: Managing Member

SYMPHONY EVOLUTION, INC.

By:	/s/ Harri V. Taranto
Name: Harri V. Taranto
Title: Chairman of the Board

EXELIXIS, INC.

By:	/s/ Christoph Pereira
Name: Christoph Pereira
Title: Vice President, Legal Affairs and Secretary

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ANNEX A

CERTAIN DEFINITIONS

“$” means United States dollars.

“Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.

“Additional Funds” has the meaning set forth in Section 2(b) of the Funding Agreement.

“Additional Funding Date” has the meaning set forth in Section 3 of the Funding Agreement.

“Additional Party” has the meaning set forth in Section 12 of the Confidentiality Agreement.

“Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Evolution Equity Securities under the Agreement.

“Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B to the Amended and Restated Research and Development Agreement.

“Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Affected Member” has the meaning set forth in Section 27 of the Investors LLC Agreement.

“Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of June 9, 2005, among Exelixis, Holdings and Symphony Evolution.

“Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Auditors” means an independent certified public accounting firm of recognized national standing.

“A Warrant Date” has the meaning set forth in Section 2.04 of the Warrant Purchase Agreement.

“A Warrants” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.

“A Warrant Shares” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Bloomberg” means Bloomberg L.P., a multimedia based distributor of information services, including data and analysis for financial markets and businesses.

“Bloomberg Screen” means the display page designated on the Bloomberg service (or such other page as may replace that page on that service) for the purpose of displaying prices or bids of Exelixis Common Stock.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York or the City of San Francisco are authorized or required by law to remain closed.

“B Warrants” has the meaning set forth in Section 2.02 of the Warrant Purchase Agreement.

“B Warrant Date” has the meaning set forth in Section 2.02 of the Warrant Purchase Agreement.

“B Warrant Shares” has the meaning set forth in Section 2.05 of the Warrant Purchase Agreement.

“Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.

“Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Exelixis for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Exelixis, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:

(a) the merger, reorganization or consolidation of Exelixis into or with another corporation or legal entity in which Exelixis’ stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or

(b) the sale of all or substantially all of Exelixis’ assets or business.

“Class A Member” means a holder of a Class A Membership Interest.

“Class A Membership Interest” means a Class A Membership Interest in Holdings.

“Class B Member” means a holder of a Class B Membership Interest.

“Class B Membership Interest” means a Class B Membership Interest in Holdings.

“Class C Member” means a holder of a Class C Membership Interest.

“Class C Membership Interest” means a Class C Membership Interest in Holdings.

“Class D Member” means a holder of a Class D Membership Interest.

“Class D Membership Interest” means a Class D Membership Interest in Holdings.

“Clinical Budget” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Clinical Plan” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Closing Date” means June 9, 2005.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“CMC” means the chemistry, manufacturing and controls documentation as required for filings with Regulatory Authority relating to the manufacturing, production and testing of drug products.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committed Capital” means $80,000,000.00.

“Common Stock” means the common stock, par value $0.01 per share, of Symphony Evolution.

“Company Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.

“Company Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 9, 2005, among Symphony Evolution, Holdings, Exelixis, each Symphony Fund, SCP, SSP, Investors, Symphony Capital, RRD and Daniel F. Hoth, M.D., Herbert J. Conrad, and Alastair J.J. Wood, M.D.

“Conflict Transaction” has the meaning set forth in Article IX of the Symphony Evolution Charter.

“Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents without violating the terms of any agreement or other arrangement with any third party.

“C Warrants” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.

“C Warrant Date” has the meaning set forth in Section 2.06 of the Warrant Purchase Agreement.

“C Warrant Shares” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.

“Debt” of any Person means, without duplication:

(a) all indebtedness of such Person for borrowed money,

(b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),

(e) all Capitalized Leases to which such Person is a party,

(f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,

(h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,

(i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,

(j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and

(k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.

“Development Budget” means the budget for the implementation of the Development Plan that is agreed upon by Exelixis and Symphony Evolution as of the Effective Date, as may be revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.

“Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.

“Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Development Committee Member” has the meaning set forth in Paragraph 1 of Annex B to the Amended and Restated Research and Development Agreement.

“Development Plan” means the development plan, covering all the Programs, agreed to by Exelixis and Symphony Evolution as of the Effective Date, as may be revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.

“Directors” has the meaning set forth in the Preliminary Statement of the Indemnification Agreement.

“Disclosing Party” has the meaning set forth in Section 3 of the Confidentiality Agreement.

“Discontinuation Closing Date” means the date of Symphony’s receipt of the Discontinuation Price.

“Discontinuation Option” has the meaning set forth in Section 11.2(a) of the Amended and Restated Research and Development Agreement.

“Discontinuation Price” has the meaning set forth in Section 11.2(a) of the Amended and Restated Research and Development Agreement.

“Discontinued Program” has the meaning set forth in Section 2.10 of the Novated and Restated Technology License Agreement.

“Disinterested Directors” has the meaning set forth in Article IX of the Symphony Evolution Charter.

“Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Effective Date” has the meaning set forth in the Novated and Restated Technology License Agreement.

“Effective Registration Date” has the meaning set forth in the Registration Rights Agreement

“Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

“Enhancements” means findings, improvements, discoveries, inventions, additions, modifications, enhancements, derivative works, clinical development data, or changes to the Licensed Intellectual Property and Regulatory Files.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exelixis” means Exelixis, Inc., a Delaware corporation.

“Exelixis Common Stock” means the common stock, par value $0.001 per share, of Exelixis.

“Exelixis Common Stock Valuation” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.

“Exelixis-GlaxoSmithKline Collaboration Committee” means the committee established by Exelixis and GlaxoSmithKline pursuant to Section 2.2 of the GSK Agreement.

“Exelixis Member” has the meaning set forth in Section 2(c) of the Management Services Agreement.

“Exelixis Obligations” has the meaning set forth in Section 6.1 of the Amended and Restated Research and Development Agreement.

“Exelixis Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.

“Existing NDA” has the meaning set forth in Section 2 of the Confidentiality Agreement.

“Expert” has the meaning set forth in Section 11.2(c) of the Amended and Restated Research and Development Agreement.

“Extension Funding” has the meaning set forth in Section 2 of the Research Cost Sharing and Extension Agreement.

“External Directors” has the meaning set forth in the preamble of the Confidentiality Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“FDA” means the United States Food and Drug Administration or its successor agency in the United States.

“FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and Restated Research and Development Agreement.

“Final Purchase Price” has the meaning set forth in Section 2(j)(ii) of the Purchase Option Agreement.

“Financial Audits” has the meaning set forth in Section 6.7 of the Amended and Restated Research and Development Agreement.

“Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.

“Fiscal Year” has for each Operative Document in which it appears the meaning set forth in such Operative Document.

“Form S-3” means the Registration Form S-3 as defined under the Securities Act.

“FTE” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Funded Capital” has the meaning set forth in Section 2.02(b) of the Warrant Purchase Agreement.

“Funding Agreement” means the Funding Agreement, dated June 9, 2005, among Exelixis, SCP and Investors.

“Funding Notice” has the meaning set forth in Section 2(a) of the Funding Agreement.

“Funds Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“GlaxoSmithKline” means SmithKline Beecham Corporation, a Pennsylvania corporation, doing business as GlaxoSmithKline.

“Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“GSK Agreement” has the meaning set forth in Section 4.10 of the Novated and Restated Technology License Agreement.

“Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.

“HHMI” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

“Holdings” means Symphony Evolution Holdings LLC, a Delaware limited liability company.

“Holdings Claims” has the meaning set forth in Section 5.01 of the Warrant Purchase Agreement.

“Holdings LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Holdings dated June 9, 2005.

“HSR Act Filings” means the premerger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

“Indemnification Agreement” means the Indemnification Agreement among Symphony Evolution and the Directors named therein, dated June 9, 2005.

“Independent Accountant” has the meaning set forth in Section 2(i)(ii) of the Purchase Option Agreement.

“Initial Funds” has the meaning set forth in Section 2(a) of the Funding Agreement.

“Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated March 30, 2005.

“Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated May 20, 2005.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Interim Holdings LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Holdings, dated June 2, 2005.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Overview” means the investment overview describing the transactions entered into pursuant to the Operative Documents.

“Investment Policy” has the meaning set forth in Section 1(a)(viii) of the Management Services Agreement.

“Investors” means Symphony Evolution Investors LLC.

“Investors LLC Agreement” means Amended and Restated Agreement of Limited Liability Company of Investors dated June 9, 2005.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means the actual (and not imputed) knowledge of the executive officers of Exelixis, without the duty of inquiry or investigation.

“Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.

“Ledger Fee” has the meaning set forth in Section 6(b) of the Management Services Agreement.

“License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.

“Licensed Intellectual Property” means the Licensed Patent Rights, Symphony Evolution Enhancements, Licensor Enhancements and the Licensed Know-How.

“Licensed Know-How” means any and all proprietary technology (other than the University IP) that is [ * ]

“Licensed Patent Rights” means:[ * ]

“Licensor” means Exelixis.

“Licensor Enhancements” means [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.

“LLC Agreements” means the Initial Holdings LLC Agreement, the Interim Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.

“Loss” has for each Operative Document in which it appears the meaning set forth in such Operative Document.

“Management Budget” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Management Fee” has the meaning set forth in Section 6(a) of the Management Services Agreement.

“Management Plan” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Management Services” has the meaning set forth in Section 1(a) of the Management Services Agreement.

“Management Services Agreement” means the Management Services Agreement between Symphony Evolution and RRD, dated as of June 9, 2005.

“Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD.

“Manager Event” has the meaning set forth in Section 3.01(f) of the Holdings LLC Agreement.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or, (iii) the enforceability of the obligations of such Person of any of the Operative Documents to which it is a party.

“Material Change” has the meaning set forth in Paragraph 12 of Annex B of the Amended and Restated Research and Development Agreement.

“Material Contract” has the meaning set forth in Section 3(j) of the Management Services Agreement.

“Material Subsidiary” means, at any time, a Subsidiary of Exelixis having assets in an amount equal to at least 5% of the amount of total consolidated assets of Exelixis and its

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Subsidiaries (determined as of the last day of the most recent fiscal quarter of Exelixis) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of Exelixis and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of Exelixis.

“Maximum Committed Capital” has the meaning set forth in Section 2.02(b) of the Warrant Purchase Agreement.

“Medical Discontinuation Event” means (a) as specified in each Protocol, those data that, if collected in such Protocol, demonstrate that such Protocol should not be continued or (b) a series of adverse events, side effects or other undesirable outcomes that, when collected in a Protocol, would cause a reasonable FDA Sponsor to discontinue such Protocol.

“Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.

“NASDAQ” means the National Association of Securities Dealers Automatic Quotation System.

“NDA” means a New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

“Net Debt” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

“Non-Exelixis Capital Transaction” means any (i) sale or other disposition of all or part of the Symphony Evolution Shares or all or substantially all of the operating assets of Symphony Evolution, to a Person other than Exelixis or an Affiliate of Exelixis or (ii) distribution in kind of the Symphony Evolution Shares following the expiration of the Purchase Option.

“Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of June 9, 2005, among Exelixis, Symphony Evolution and Holdings.

“Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Subscription Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the Management Services Agreement, the Research and Development Agreement, the Amended and Restated Research and Development Agreement, the Research Cost Sharing and Extension Agreement, the Confidentiality Agreement, the Funding Agreement and each other certificate and agreement executed in connection with any of the foregoing documents.

“Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Parties” means, for each Operative Document or other agreement in which it appears, the parties to such Operative Document or other agreement, as set forth therein (each a “Party”). With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.

“Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.

“Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Permitted Investments Letter” means the Permitted Investments Letter dated as of June 9, 2005, from Symphony Evolution to RRD, as set forth in Exhibit B to the Management Services Agreement.

“Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.

“Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.

“Product” means any product that contains or comprises XL647, XL784 or XL999 or any Structurally Related Compound thereof.

“Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Program Option” has the meaning set forth in Section 11.1(a) of the Amended and Restated Research and Development Agreement.

“Program Option Closing Date” has the meaning set forth in Section 11.1(d) of the Amended and Restated Research and Development Agreement.

“Program Option Exercise Date” has the meaning set forth in Section 11.1(b) of the Amended and Restated Research and Development Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Program Option Exercise Notice” has the meaning set forth in Section 11.1(b) of the Amended and Restated Research and Development Agreement.

“Program Option Exercise Price” has the meaning set forth in Section 11.1(c) of the Amended and Restated Research and Development Agreement.

“Program Option Period” has the meaning set forth in Section 11.1(a) of the Amended and Restated Research and Development Agreement.

“Programs” means those certain clinical programs pursuing indications for XL647, XL784, and XL999 in accordance with the Development Plan (each a “Program”).

“Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997 and is included within the Clinical Plan or later modified or added to the Clinical Plan pursuant to Section 4.2 of the Amended and Restated Research and Development Agreement.

“Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.

“Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.

“Purchase Option Agreement” means this Purchase Option Agreement dated as of June 9, 2005, among Exelixis, Holdings and Symphony Evolution.

“Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Dispute Notice” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

“Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.

“Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

“QA Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Quarterly Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.

“Regents” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Regents Agreement” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Regents Claims” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

“Regents Indemnitees” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

“Regents Technology” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date, between Exelixis and Holdings.

“Registration Statement” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.

“Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.

“Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.

“Regulatory Files” means any IND, NDA or any other filings filed with any Regulatory Authority with respect to XL647, XL784, XL999 or the Programs.

“Removed Director” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.

“Representative” of any Person means such Person’s shareholders, principals, directors, officers, employees, members, managers and/or partners.

“Research and Development Agreement” means the Research and Development Agreement dated as of June 9, 2005, between Exelixis and Holdings.

“Research Cost Sharing and Extension Agreement” means the Research Cost Sharing and Extension Agreement dated as of June 9, 2005, between Exelixis, Holdings, and Symphony Evolution.

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“RRD” means RRD International, LLC, a Delaware limited liability company.

“RRD Indemnified Party” has the meaning set forth in Section 10(a)(i) of the Management Services Agreement.

“RRD Loss” has the meaning set forth in Section 10(a)(i) of the Management Services Agreement.

“Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.

“Scientific Discontinuation Event” has the meaning set forth in Section 4.2(f) of the Amended and Restated Research and Development Agreement.

“SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means any Person who owns any Symphony Evolution Shares.

“Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.

“Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.

“Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.

“Structurally Related Compound” means:

(a) with respect to XL647, any compound that is [ * ]

(b) with respect to XL784, any compound that is [ * ]

(c) with respect to XL999, any compound that is [ * ]

“Subcontracting Agreement” has the meaning set forth in Section 6.3 of the Amended and Restated Research and Development Agreement.

“Subcontractor” has the meaning set forth in Section 6.3 of the Amended and Restated Research and Development Agreement.

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“Subscription Agreement” means the Subscription Agreement between Symphony Evolution and Holdings, dated as of June 9, 2005.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Surviving Entity” means the surviving legal entity which is surviving entity to Exelixis after giving effect to a Change of Control.

“Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.

“Symphony Evolution” means Symphony Evolution, Inc., a Delaware corporation.

“Symphony Evolution Board” means the Symphony Evolution board of directors.

“Symphony Evolution By-laws” means the By-laws of Symphony Evolution, as adopted by resolution of the Symphony Evolution Board on June 9, 2005.

“Symphony Evolution Charter” means the Amended and Restated Certificate of Incorporation of Symphony Evolution, dated as of June 9, 2005.

“Symphony Evolution Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.

“Symphony Evolution Enhancements” means [ * ]

“Symphony Evolution Equity Securities” means the Common Stock and any other stock or shares issued by Symphony Evolution.

“Symphony Evolution Loss” has the meaning set forth in Section 10(b) of the Management Services Agreement.

“Symphony Evolution Securities Encumbrance” has the meaning set forth in Section 4(b)(ii) of the Purchase Option Agreement.

“Symphony Evolution Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.

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“Symphony Funds” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company (each a “Symphony Fund”).

“Symphony Member” has the meaning set forth in Section 4.2(d) of the Amended and Restated Research and Development Agreement.

“Tangible Materials” means [ * ].

“Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.

“Technology License Agreement” means the Technology License Agreement, dated as of June 9, 2005, between Exelixis and Holdings.

“Term” means the period starting on the Closing Date and ending upon the termination or expiration of the Purchase Option Period.

“Territory” means the world.

“Third Party IP” has the meaning set forth in Section 2.9 of the Novated and Restated Technology License Agreement.

“Third Party Licensor” means (a) a third party from which Exelixis has received a license or sublicense to Licensed Intellectual Property or (b) a third party to which Exelixis has granted a license or sublicense to the Licensed Intellectual Property. As of the Closing Date, GlaxoSmithKline is the only Third Party Licensor.

“Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.

“Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.

“University Agreements” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“University IP” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Warrant Closing” has the meaning set forth in Section 2.07 of the Warrant Purchase Agreement.

“Warrant Date” has the meaning set forth in Section 2.06 of the Warrant Purchase Agreement.

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“Warrant Purchase Agreement” means the Warrant Purchase Agreement dated as of the Closing Date, between Exelixis and Holdings.

“Warrants” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.

“Warrant Share Legend” has the meaning set forth in Section 6.02 of the Warrant Purchase Agreement.

“Warrant Shares” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.

“XL647” means: [ * ]

“XL784” means: [ * ]

“XL999” means: [ * ]

“Yale” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Yale Agreement” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Yale Claims” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

“Yale Indemnitees” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

“Yale Technology” has the meaning set forth in Annex C of the Novated and Restated Technology License Agreement.

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ANNEX B

SYMPHONY EVOLUTION, INC.

DEVELOPMENT COMMITTEE CHARTER

Purpose

The Development Committee (the “Development Committee”) is established by Symphony Evolution, Inc. (“Symphony Evolution”) and Exelixis, Inc. (“Exelixis”, and together with Symphony Evolution, the “Parties” and each a “Party”) to oversee a clinical development plan (the “Development Plan”) and a development budget (the “Development Budget”) of the Programs (each as defined in that certain Novated and Restated Technology License Agreement, dated as of June 9, 2005, among Symphony Evolution, Exelixis and Symphony Evolution Holdings LLC (“Holdings”)) pursuing indications for XL647, XL784 and XL999. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Amended and Restated Research and Development Agreement, dated as of June 9, 2005, among Symphony Evolution, Holdings and Exelixis.

Composition

1.	The Development Committee shall have an even number of members and consist of an equal number of members from each Party (the “Development Committee Members”). Each Party may bring additional employees or representatives to each meeting as non-voting representatives, but only if such employees or representatives are bound by confidentiality obligations at least as stringent as those described in the Confidentiality Agreement. The size and composition of the Development Committee provided herein may not be changed without the consent of both the Symphony Evolution Board and Exelixis.

2.	One-half (1/2) of the Development Committee Members shall be designated by Exelixis and one-half (1/2) shall be designated by Symphony Evolution.

3.	Each Development Committee Member shall have the requisite background, experience and training to carry out the duties and obligations of the Development Committee. Development Committee Members need not be directors of Symphony Evolution.

4.	The chair of the Development Committee shall be, initially, Jeffrey R. Latts, the Chief Medical Officer of Exelixis, and any succeeding chair shall be such person as may be appointed to the position of Chief Medical Officer of Exelixis (or an equivalent successor position) (the “Chair”). If Exelixis wishes to appoint a Chair other than the then-current Chief Medical Officer of Exelixis (or the holder of an equivalent successor position), then such appointment shall require the consent of the Symphony Evolution Board, in the form of an affirmative vote of at least three-fifths of the members of the Symphony Evolution Board.

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5.	The Development Committee Members may be removed or replaced, and any vacancies on the Development Committee shall be filled, by the Symphony Evolution Board, solely with respect to any such Development Committee Members selected by Symphony Evolution, and by Exelixis, solely with respect to any such Development Committee Members selected by Exelixis.

Operations

6.	The Development Committee shall meet once per calendar quarter during the Term (each, a “Quarterly Meeting”). Quarterly Meetings may be held in person or by teleconference when appropriate, but at least one-half (1/2) of such meetings in each year must be in person. The location of the in-person Quarterly Meetings shall alternate between South San Francisco, CA and either Rockville, MD or New York City, NY (as may be decided among the Members selected by Symphony Evolution). Each of Symphony Evolution and Exelixis shall be solely responsible for the costs associated with its employees and/or representatives attending and participating in such Quarterly Meetings. In addition, any two (2) members of the Development Committee may jointly call for an ad hoc meeting of the Development Committee by teleconference at any time, by giving the other members of the Development Committee advance written notice of at least five (5) Business Days (each, an “Ad Hoc Meeting”). The purpose of the Ad Hoc Meetings shall be to update the Development Committee on the progress of the development of the Programs and to address any other time-sensitive matters including, without limitation, additional expenditure requests brought to the Development Committee’s attention pursuant to Section 8.3(b) or 8.3(c) of the Amended and Restated Research and Development Agreement, and additional expenditure requests brought to the Development Committee’s attention pursuant to the Management Services Agreement.

7.	The Chair shall, in consultation with other Development Committee Members and the management of Symphony Evolution, develop and set the Development Committee’s agenda for each Quarterly Meeting. The Chair shall include on such agenda each item requested by a Development Committee member at least two (2) weeks before the applicable Quarterly Meeting. The agenda and information concerning the business to be conducted at each Quarterly Meeting shall be communicated in writing to the Development Committee Members at least one (1) week in advance of such Quarterly Meeting to permit meaningful review. Such agenda shall not be required for an Ad Hoc Meeting.

8.

Each Party’s Development Committee Members shall collectively have three (3) votes, regardless of the number of its Development Committee Members participating in such meeting. No votes shall be taken unless there is at least one (1) Development Committee Member participating representing each of Exelixis and Symphony Evolution. Each Party may allocate its three (3) votes among its participating Development Committee Members in any manner, at such Party’s discretion. If only one (1) Development Committee Member is participating for a given Party, such member may cast all three (3) votes. Unless otherwise specified

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herein, all actions taken by the Development Committee as a committee shall be by majority vote. If the Development Committee Members reach deadlock on any vote, then such deadlock shall be resolved in accordance with Paragraph 11 of this Development Committee Charter.

9.	Notwithstanding anything herein to the contrary, during the Term, this Development Committee Charter may be amended only with the unanimous consent of the Development Committee and the approval of the Symphony Evolution Board and Exelixis.

10.	The Chair shall prepare, and distribute to all Development Committee Members, draft committee minutes within ten (10) days after each Quarterly Meeting of the Development Committee, and after each Ad Hoc Meeting only if the Development Committee has taken any action, made any decision or adopted any resolution during such Ad Hoc Meeting. The Chair shall revise such minutes to reflect all reasonable comments received from Development Committee Members within ten (10) days after such distribution and shall re-circulate such revised minutes until the Development Committee approves them at a future meeting of the Development Committee.

11.	If the Development Committee is unable to decide by a majority vote on any issue within the scope of its authority and duties, then the Development Committee shall promptly raise such issue to the chief executive officers (or equivalent officer) of Exelixis and Symphony Evolution. The chief executive officers shall have ten (10) days to mutually agree on how to resolve such issue. If the parties’ chief executive officers are unable to resolve such issue within the ten (10) day period, then such issue shall be brought to the Symphony Evolution Board, and the Symphony Evolution Board shall promptly resolve such issue, which resolution shall be binding on Symphony Evolution and Exelixis.

Authority and Duties

12.	The Development Committee shall decide on all changes in the Management Plan and the Management Budget that are subject to approval pursuant to Section 2 of the Management Services Agreement, and all changes in the Clinical Plan and Clinical Budget that are subject to approval pursuant to Sections 4.2 and 8.3 of the Amended and Restated Research and Development Agreement (each such change, a “Material Change” to the Development Plan or Development Budget, as applicable). In addition, the Development Committee shall decide on any other matters that are identified in the Amended and Restated Research and Development Agreement or the Management Services Agreement as requiring the approval of the Development Committee. Unless otherwise approved pursuant to Paragraph 11 above, or discontinued or modified pursuant to Sections 4.2(f) or 5.1 of the Amended and Restated Research and Development Agreement, no Material Change to the Development Plan or Development Budget will be adopted by Symphony Evolution unless and until the Development Committee approves such Material Change.

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13.	The Development Committee shall report at least quarterly to the Symphony Evolution Board regarding progress relative to the Development Plan and/or Development Budget, and any changes in the Development Plan and/or Development Budget, and shall respond promptly to any reasonable requests for additional information made by the Symphony Evolution Board. The Development Committee shall also submit its decisions regarding the Development Plan and Development Budget to the Symphony Evolution Board, including regulatory strategies and discontinuation or modification of the Programs, if warranted.

14.	The Development Committee shall continuously evaluate the funding requirements of the Programs, and shall recommend to the Symphony Evolution Board an appropriate date to request that Holdings submit to Investors a Funding Notice with respect to a request for the Additional Funds, and that Holdings make an additional capital contribution to Symphony Evolution from the funds Holdings receives from Investors pursuant thereto.

The foregoing list of duties is not exhaustive, and the Development Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its duties and the furtherance of the development of Programs, including as may be required under any Operative Document. In no event shall the Development Committee have the power to amend any of the Operative Documents. The Development Committee shall have the power to delegate its authority and duties to sub-committees as it deems appropriate; provided, however, that any such sub-committee shall have at least one (1) Development Committee Member who is appointed to the Development Committee by the Symphony Evolution Board and at least one Development Committee Member who is appointed by Exelixis.

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ANNEX C

DEVELOPMENT PLAN

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ANNEX D

DEVELOPMENT BUDGET

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ANNEX E

PAYMENT TERMS

1.	Exelixis will invoice Symphony Evolution monthly, in arrears, for out-of-pocket fees, expenses and costs actually incurred by Exelixis (including without limitation all costs associated with Subcontracting Agreements entered into by Exelixis pursuant to Section 6.2) or Exelixis resources used, in each case with respect to the performance of Clinical Plan-related activities.

2.	Exelixis’ monthly invoices must include receipts, third party invoices or other reasonable documentation for all out-of-pocket fees, expenses and costs. Exelixis’ invoices not in accordance with the requirements of this section may incur delays in payment. No administrative fee shall be charged to Symphony Evolution in connection with any out-of-pocket fees, expenses or costs. Unless the Development Committee provides Exelixis with prior approval, Exelixis employees shall use coach (economy) class travel for all daytime air travel within North America and business class travel for all overnight air travel within North America or air travel outside North America.

3.	Exelixis’ invoices will include a report summarizing the amount of time devoted by Exelixis employees during the invoice period. Symphony Evolution will reimburse Exelixis based on an annual fully burdened FTE rate of [ * ].

4.	Invoices must be submitted by Exelixis to Symphony Evolution by the [ * ] of each month. Invoices not received by Symphony Evolution on the required date may result in delays in payment to Exelixis.

5.	Prior to any payments being made to Exelixis, Exelixis agrees to complete a W-9 form and supply Exelixis’ social security or TIN number to Symphony Evolution, as appropriate, or supply a written declaration of foreign resident status and ineligibility for U.S. withholding taxes. Exelixis is responsible for maintaining adequate records for tax purposes. If Exelixis requests summaries or break-downs of compensation in addition to the 1099 form or analogous form that Symphony Evolution provides, Symphony Evolution will charge Exelixis a fee for preparing the requested documents, based on the amount of time expended by Symphony Evolution.

6.	Symphony Evolution shall pay each invoice within [ * ] of receipt. All fees will be payable in US Dollars. If Symphony Evolution disputes in good faith any portion of an invoice, then Symphony Evolution shall pay the undisputed amounts as set forth in the preceding sentence and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable.

7.	Exelixis will mail invoices to Symphony Evolution at the following address:

            Symphony Evolution, Inc.

            7361 Calhoun Place, Suite 325

            Rockville, MD 20855

            Attn: Accounts Payable

8.	All payments to Exelixis shall be sent to Exelixis by wire transfer to the following account: [ * ]

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Schedule 6.3

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Schedule 12.1(f)

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